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TERM LOAN AGREEMENT

Dated as of October 9, 2008

between

O2Diesel Corporation (the "Borrower")

and

KL Energy, Corporation (the "Lender")

TERM LOAN AGREEMENT

This Term Loan Agreement (this "Agreement"), dated as of October __, 2008 (the "Effective Date") is entered into by and among O2Diesel Corporation, a Delaware corporation (the "Borrower"), and KL Energy Corporation, a Nevada corporation as lender (the "Lender").

RECITALS:

WHEREAS, the Borrower requires capital for working capital purposes;

WHEREAS, the Borrower is willing to secure all of its Obligations (as hereinafter defined) by granting to Lender security interests in and a lien upon its intellectual property as described in Attachement A to the Secured Promissory Note ;

WHEREAS, the Lender is willing to provide the Borrower with such capital on the terms and conditions hereafter provided; and

NOW, THEREFORE, in consideration of the undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement:

"Business Day" means, with respect to any borrowing or payment, a day other than Saturday or Sunday on which banks are open for business in the State of South Dakota.

"Change in Control" means (i) any merger, consolidation, reorganization, recapitalization, or other business combination involving the Borrower, in which the stockholders of the Borrower immediately prior thereto do not own, directly or indirectly, outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving entity in such merger, consolidation, reorganization, recapitalization or other business combination; (ii) the sale of all, or substantially all, of the assets of the Borrower; or (iii) the sale of voting securities of the Borrower in a transaction or a series of related transactions to any person (or group of persons acting in concert) that results in such person (or group of persons) (together with their affiliates) owning more than fifty percent (50%) of the outstanding voting securities of the Borrower; provided that "Change of Control" shall not include any transaction involving the Lender acquiring voting securities or assets or merging with the Borrower.

"Closing Date" means October __, 2008, or such later date as may be agreed by the parties hereto.

"Credit Party" shall mean the Borrower.

"Intellectual Property" means all of the following as they exist in any jurisdiction throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Borrower: (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or re-filed) (collectively, "Patents");

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(b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration thereof (collectively, "Trademarks"); (c) works of authorship and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration, and non-registered copyrights (collectively, "Copyrights"); (d) trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, "Trade Secrets"); (e) all domain name registrations, web sites and web pages and related rights, items and documentation related thereto (collectively, "Internet Assets"); (f) computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases ("Software"); (g) mask works, and (h) all licenses, and sublicenses, and other agreements or permissions related to the preceding property.

"Loan Documents" means this Agreement and the Notes.

"Maturity Date" means the earlier of March 31, 2009, an Event of Default, or any merger, consolidation, reorganization, recapitalization, or other business combination not involving the Holder

"Mortgage" (or "Mortgages") means any mortgage, deed of trust, deed to secure debt and other instrument, from time to time executed by the Borrower for the purpose of granting a lien on real property of the Borrower, in form and substance satisfactory to the Lender.

"Obligations" means (i) all current or future unpaid principal of and accrued and unpaid interest (including without limitation, interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Notes when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise; (ii) all other monetary obligations, including but not limited to, interest, fees, charges; and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower now or hereafter due arising under or in connection with the Loan Documents, expenses, indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of the Borrower now or hereafter due under or in connection with the Loan Documents.

"Person" means any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

"Purchase Agreement" means any definitive agreement entered into between the Borrower and the Lender pursuant to which the Lender acquires all or a portion of the Borrower's assets or voting securities.

"Transaction" means the acquisition by the Lender of 100% of the Common Stock of the Borrower in accordance with the terms and conditions set forth in the Purchase Agreement.

"U.S. Bankruptcy Code" means Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.

The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole, including the Exhibits and Schedules hereto, as the same may from time to time be

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amended, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement.

Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.

ARTICLE II

THE LOANS

2.1 Loans.

(a) Subject to satisfaction of the terms and conditions set forth in this Agreement, the Lender agrees to make a term loan to the Borrower on the Closing Date in an aggregate principal amount of $250,000 (the "Initial Loan"), the proceeds of which shall be used for working capital. Upon the signing of any Purchase Agreement by the Company, Borrower agrees to review with Holder the uses of any funds to be used by Borrower.

(b) The Borrower may request that the Lender make additional term loans to the Borrower in an additional aggregate principal amount of up to $750,000 (each a "Delayed Draw", and together with the Initial Loan, the "Loans") by delivering a written request to the Lender specifying the amount of the Delayed Draw, the Business Day on which the Borrower wishes to make the Delayed Draw and the proposed use of the funds provided by the Delayed Draw. The Lender may, in its absolute discretion, agree to provide a Delayed Draw to the Borrower, in each case in the amount and on the Business Day specified in the applicable Borrowing Request, subject to the conditions set forth in Section 3.2 of this Agreement.

2.2 Repayment.

(a) The Borrower shall repay the Loans, together with all interest due thereon, and all other amounts owing under this Agreement or the Loan Documents in connection with the Loans in full on the Maturity Date; notwithstanding any of the foregoing, upon the Lender acquiring the Borrower, all amounts owing under this Agreement or the Loan Documents in connection with the Loans shall be converted into an intercompany loan from the Lender to the Borrower (the "Intercompany Loan") evidenced by a promissory note to be repaid on a date mutually agreed upon by the parties.

(b) The obligation of the Borrower to repay the principal amount of the Loans, all interest and penalties which accrues thereon (Principal Amount), shall be evidenced by a series of promissory notes executed and delivered by the Borrower in the form of Exhibit A hereto (collectively, the "Notes" and each individually, a "Note").

2.3 Interest. Interest on the Loans shall accrue at a per annum rate equal to ten percent (10%) (the "Applicable Rate"), provided, however, during any period in which a Default (as defined below), shall exist, interest on the Loans shall accrue at a rate per annum equal to two percent (2%) above the Applicable Rate. Interest shall be calculated for actual days elapsed on the basis of a 360-day year. Interest on the Loans shall not be paid in cash but instead automatically shall be added to the outstanding principal balance of the Loans on the first (1st) Business Day of each calendar month prior to the Maturity Date and shall be treated in all respects as outstanding principal under the Loans.

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2.4 Method of Payment. All payments of principal and fees hereunder shall be made in immediately available funds in United States Dollars to the Lender at the Lender's address specified pursuant to Section 8.11, by noon (local time) on the date the same shall be due. The Loans may be prepaid in whole or in part without penalty. Amounts repaid or prepaid with respect to the Loans may not be re-borrowed, provided that the Borrower shall give the Lender written notice of its intention to prepay any of the outstanding amounts, which notice shall specify the amount to be so prepaid and the date of such prepayment, not less than two (2) Business Days prior to such prepayment.

ARTICLE III

CONDITIONS PRECEDENT

3.1 Conditions to the Initial Loan. The obligation of the Lender to make the Initial Loan shall be subject to the following conditions precedent:

(a) the Credit Party shall have furnished to the Lender, or caused to be furnished to the Lender (unless otherwise waived by Lender in writing), the following, in form and substance reasonably satisfactory to the Lender and its counsel, each dated as of the Effective Date (or such other date as shall be acceptable to the Lender):

(i) each of the following Loan Documents to which it is a party, duly executed by an authorized officer and the other parties thereto: this Agreement and a Note in the principal amount of $250,000 and

(ii) such other documents as the Lender or its counsel may reasonably request.

(b) the representations and warranties of each Credit Party made in Article IV of this Agreement and the other Loan Documents shall be true and correct when made, and shall be true in on and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(c) the Credit Party shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

(d) the Borrower shall have submitted a list of working capital items to Holder to be paid by Borrower with the proceeds of the Loan.

3.2 Conditions to Subsequent Drawings. The obligation of the Lender to lend additional amounts for any Delayed Draw shall be subject to the following conditions precedent and solely at the discretion of the Lender:

(a) no Default (as defined below) has occurred or is continuing or would result from the Delayed Draw;

(b) as of the date that the Delayed Draw is made, all of the representations and warranties of the Borrower contained in Article IV and in the other Loan Documents shall be true and correct (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date, and except for changes after the Closing Date which are not prohibited by any Loan Document);

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(c) the Borrower shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it in order to make a Delayed Draw, including the Post-Closing Conditions Subsequent, if applicable;

(d) the Borrower shall have delivered (i) a Note, duly executed by an authorized officer, in the principal amount of the applicable Delayed Draw and (ii) any documents related to the proposed use of Funds for the Delayed Draw as the Lender shall reasonably request.

(e) the Borrower shall have submitted a list of working capital items to Holder to be paid by Borrower with the proceeds of the Loan.

3.3 Post-Closing Conditions Subsequent.

(a) Within sixty (60) days following the Closing Date and the signing of the Purchase Agreement, the Borrower will file the appropriate SEC proxy required to submit the proposed acquisition of the Borrower by the Lender to a shareholder vote.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Except as set forth on the Disclosure Schedule delivered by the Borrower to the Lender, each section of which shall only qualify the representation or warranty in the correspondingly numbered Section of this Agreement, the Credit Party represents and warrants to the Lender that on the date hereof:

4.1 Organization and Qualification. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, is qualified to transact business and has the requisite corporate power and authority and legal capacity to own and operate its properties and assets, to conduct its business as now conducted and as currently proposed to be conducted in the future, to enter into, execute and deliver this Agreement and the Loan Documents, to issue the Notes and to perform its obligations under this Agreement and the Loan Documents and any other agreement to which the Borrower is a party, the execution and delivery of which are contemplated hereby. The Borrower is duly qualified to transact business and is in good standing, if applicable, in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business, condition, results or operations, assets or liabilities (a "Material Adverse Effect").

4.2 Authorization; Enforceable Obligations. Except as set forth on the Disclosure Schedule, the execution, delivery and performance by the Borrower of each of the Loan Documents, to the extent it is a party thereto, and the creation of all liens provided for herein and therein: (a) have been and will be duly authorized by all necessary or proper action; (b) are not in contravention of any provision of the Borrower's by-laws or charter; (c) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality; (d) will not conflict with or result in the breach or termination of, constitute a default under, or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower is a party or by which the Borrower or any of its property is bound (except for such conflict, breach, termination, default or acceleration as could not reasonably be expected to have a material adverse effect); (e) will not result in the creation or imposition of any lien upon any of the property of the Borrower other than those in favor of the Lender, all pursuant to the Loan Documents; and (f) do not require the consent or approval of any governmental body, agency, authority or any other Person, except such consents as have been obtained. Each of the Loan Documents delivered in connection herewith at such time shall have been duly executed and delivered for the benefit of or on behalf

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of the Borrower, and each shall then constitute a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms.

4.3 Financial Information; Minute Books.

(a) All balance sheets, all statements of operations, stockholders' equity and cash flows, and all other financial information of the Borrower which have been or shall hereafter be furnished by or on behalf of the Borrower to the Lender for the purposes of or in connection with this Agreement or any transaction contemplated hereby, have been prepared in accordance with GAAP consistently applied throughout the periods involved and present fairly in all material respects the matters reflected therein subject, in the case of unaudited statements, to changes resulting from normal year-end audit adjustments and except as to the absence of footnotes. As of the date here, the Borrower has no material contingent liabilities or material liabilities for taxes, long-term leases or forward or long-term commitments except as set forth in its public filings.

4.4 Investment Company Act. No Credit Party is, or after giving effect to the transactions contemplated by the Loan Documents will be, an "investment company" or an "affiliated person" or "promoter" of, or "principal underwriter" of or for, an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or any other federal or state law limiting its ability to incur debt or to execute, deliver or perform the Loan Documents to which it is a party.

4.5 Intellectual Property.

(a) Borrower will provide Lender with a true and complete list of (i) all Intellectual Property owned by the Borrower, indicating for each item that is registered the registration or application number and the applicable filing jurisdiction and (ii) all Intellectual Property contracts (other than licenses for commercial "off-the-shelf" or "shrink-wrap" software that are not material to the business, operations, financial condition or performance of the Borrower, taken as a whole). The Borrower exclusively owns (beneficially, and of record where applicable) all right, title and interest in and to all Intellectual Property set forth on this list (the "Scheduled Intellectual Property") free and clear of all liens not otherwise permitted in this Agreement, exclusive licenses and non-exclusive licenses not granted in the ordinary course of business. The Scheduled Intellectual Property is not subject to any outstanding order, judgment, decree, or agreement adversely affecting the use thereof by the Borrower or its rights thereto, and is valid, subsisting and enforceable. The Borrower does not, and has not in the past five years, infringed or otherwise violated the Intellectual Property rights of any third party. The Borrower has sufficient rights to use all Intellectual Property used in its business as presently conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement unchanged There is no litigation, opposition, cancellation, proceeding, objection, or claim pending, asserted, or threatened against the Borrower concerning the ownership, validity, registerability, enforceability, infringement, use of, or licensed right to use any Intellectual Property. To the knowledge of the Borrower, no valid basis exists for any such litigation, opposition, cancellation, proceeding, objection, or claim. To the Borrower's knowledge, no person is violating any Scheduled Intellectual Property right that the Borrower holds exclusively.

(b) The Intellectual Property that is registered has been duly registered with, filed in, or issued by, as the case may be, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as applicable, and such registration, filings, issuances, and other actions remain in full force and effect, and are current and unexpired. The Borrower has properly executed and recorded all documents necessary to perfect its title to all Scheduled Intellectual Property, and has filed all documents and paid all taxes, fees, and other financial obligations required to maintain in force and effect all such items.

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(c) The Borrower has taken all reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used, or held by the Borrower, and, to the Borrower's knowledge, such Trade Secrets have not been used, disclosed to, or discovered by any person except pursuant to valid and appropriate non-disclosure and/or license agreements that have not been breached.

(d) The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Borrower in connection with its business, and have not materially malfunctioned or failed within the past three (3) years. To the Borrower's knowledge, no person has gained unauthorized access to the IT Assets. The Credit Parties have implemented reasonable backup and disaster recovery technology consistent with industry practices.

4.6 Insurance. All policies of insurance in effect of any kind or nature owned by or issued to the Borrower, (a) are to be provided to Lender upon request, (b) are in full force and effect, and (c) are of a nature and provide such coverage as is customarily carried by companies engaged in similar businesses as the Borrower. The Borrower does not provide any of its insurance through self-insurance.

4.7 Environmental Matters. Except as set forth on the Disclosure Schedule, the Borrower has not received any written, or to the knowledge of any Credit Party oral, claim or notice alleging that the Borrower is not in compliance with or is in violation of any Environmental Law, or has liability or responsibility under any Environmental Law. There are no pending or, to the knowledge of any Credit Party threatened, investigations, inquiries, administrative proceedings, actions, suits, claims, charges, complaints, demands, notices or legal proceedings against the Borrower, the Borrower's business or assets, under Environmental Laws, including those that involve or relate to Environmental Conditions, Environmental Noncompliance or the release, use, disposal or arranging for disposal of any Hazardous Materials on or from any real property used, leased or owned by the Borrower. The Borrower has not released any Hazardous Materials on, under or about any real property used, leased or owned by the Borrower in quantities that are required to be reported under or that requires investigation or remediation pursuant to Environmental Law or that otherwise is in violation of any requirement of any Environmental Law. The Borrower is in compliance with Environmental Laws. The Borrower has not generated, stored, treated, handled, disposed of, or arranged to dispose of, Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability to the Borrower under Environmental Laws. The Borrower has not exposed any employee or other individual to any Hazardous Materials or conditions that could reasonably be expected to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand for damage to, or investigation and remediation of, any site, location or body of water (surface or subsurface), or any illness of or personal injury to any employee or individual.

4.8 Accounts. Borrower will provide to Lender lists of all its accounts, whether a deposit account or a securities account, vendor obligations or outstanding loans.

4.9 Additional Representations and Warranties. All representations and warranties made herein are true, correct and complete as of the Effective Date, except to the extent such representations and warranties are specifically made as of a particular date (in which case such representations and warranties are true and correct as of such particular date).

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ARTICLE V

COVENANTS

For so long as the Loans remain outstanding under this Agreement, unless the Lender shall otherwise consent in writing, the Credit Party covenants and agrees, as applicable, that from, and after the date hereof (except as otherwise provided in this Agreement, or unless the Lender has given its prior written consent):

5.1 Notices. Borrower shall give the Lender prompt written notice of any (a) Default (as defined below), (b) any notice received related to any environmental matter described in Section 4.7 of this Agreement, (c) any material amendment to the Borrower's bylaws or charter, or (d) the occurrence of any event, condition or other circumstance that, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect, in each case accompanied by copies of all notices given or received by the Credit Party with respect to such event or condition.

5.2 Real Estate. If the Borrower shall acquire a fee or leasehold interest in real estate, the Borrower will execute a first priority Mortgage, in form and substance reasonably satisfactory to the Lender, in favor of the Lender, for its benefit and the benefit of the Lender, and shall deliver to the Collateral Agent such title insurance policies, surveys and landlords' estoppel agreements with respect thereto as the Collateral Agent or the Lender shall reasonably request.

5.3 Execution of Supplemental Instruments. It shall execute and deliver to the Lender from time to time, upon demand, such supplemental agreements, statements, assignments and transfers, or instructions or documents relating to the Collateral, and such other instruments as the Lender may request, in order that the full intent of this Agreement may be carried into effect.

5.4 Corporate Name; Domicile. The Borrower shall not amend or modify its Articles of Incorporation to change its corporate name. The Credit Party shall not change its domicile without providing at least ten (10) Business Days' prior written notice.

5.5 Change of Control. No Change of Control shall occur.

5.6 Merger or Consolidation. Borrower may not enter into or agree to enter into any merger or consolidation with any corporation or other entity, unless the principal amount of the note, interest, expenses, and penalties is paid in full.

ARTICLE VI

6.1 Indemnification Fee. Should the Borrower not close on a merger agreement by the Maturity Date, with the Lender as a result of factors reasonably outside of the Lender's control, Borrower shall indemnify the Lender by a fee paid by Company to Holder in the amount of 20% of the maximum Principal Amount outstanding during the term of this Agreement.

6.2 Conversion. At the option of the Borrower, should the Borrower not close on a merger agreement by the Maturity Date, the Holder may convert the outstanding Principal Amount under this Note into shares of common stock of the Company at a conversion rate equal to the price of the Company stock at the Maturity Date. Holder will notify the Borrower of its intent under this conversion option within 15 days after failure to close on a merger agreement. If Holder does not convert the outstanding principal amount under this note into shares of common stock of the Company, Company shall have twelve months from the date of notice to repay the outstanding principal amount.

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6.3 Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of this Note, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, subject to Shareholder approval and the Company having enough authorized shares to issue.

ARTICLE VII

DEFAULTS

The occurrence of any one or more of the following events shall constitute a default hereunder (each, a "Default"):

6.1 Any representation or warranty made in this Agreement by any Credit Party to the Lender shall be materially false on the date as of which the same is made.

6.2 Nonpayment of any amount of principal or accrued, unpaid interest due under this Agreement or the Promissory Note executed contemporaneously with this Agreement.

6.3 The breach by the Borrower of any of the covenants contained in Article V hereof.

6.4 The occurrence of any default or event of default under any of the Loan Documents.

6.5 The Borrower shall (i) have an order for relief entered with respect to it under the federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, acquiesce in, or have appointed for it or any substantial portion of its property a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (v) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 6.5.

ARTICLE VII

ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

7.1 Acceleration. If any Default described in Section 6.5 occurs with respect to the Borrower, the Obligations shall immediately become due and payable without any election, notice or action on the part of the Lender. If any other Default occurs, the Lender may declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

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7.2 Amendments. The Lender and the Credit Party may enter into written agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lender or the Credit Party hereunder or waiving any Default hereunder. To be effective, any such amendment or waiver must be in writing and signed by the Lender and the Credit Party.

7.3 Preservation of Rights, No Adverse Impact. No delay or omission of the Lender or the Collateral Agent to exercise any right under this Agreement or any of the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lender, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents, or by law afforded shall be cumulative and all shall be available to the Lender until the Obligations have been paid in full.

7.4 Remedies.

(a) Upon the occurrence and during the continuance of a Default, the Lender may proceed to protect and enforce to the Lender's rights by suit in equity, action of law and/or other appropriate proceeding either for specific performance of any covenant or condition contained in this Agreement, any Loan Document or in any instrument or document delivered to the Lender pursuant hereto, or in the exercise of any rights, remedies or powers granted in this Agreement, any Loan Document and/or any such instrument or document. The Lender may proceed to declare the obligations under this Agreement or any Loan Document to be due and payable pursuant to Section 7.1 hereof and the Lender may proceed to enforce payment of such documents as provided herein, or in any Loan Document, and may offset and apply toward the payment of such amount any indebtedness of the Credit Party to the Borrower.

(b) Upon the occurrence and during the continuance of a Default, the Lender may apply as the Credit Party's attorney-in-fact for any Intellectual Property rights, and sell, lease or license the Collateral to third persons or associations without being liable to such Credit Party on account of any losses, damage or depreciation that may occur as a result thereof so long as the Lender shall act reasonably and in good faith; and at the Lender's option and without notice to such Credit Party (except as specifically herein provided) the Lender may sell, license, assign and deliver the whole or any part of the Collateral, or any substitute therefor or any addition thereto, at public or private sale, for cash, upon credit, or for future delivery, at such prices and upon such terms as the Lender deems advisable. The Lender shall give the applicable Credit Party at least ten (10) Business Days' by hand delivery at or by United States first-class mail, postage prepaid (in which event notice shall be deemed to have been given when so deposited in the mail), to the address specified herein, of the time and place of any public or private sale or other disposition.

7.5 Application of Proceeds. Any and all proceeds of any Collateral realized or obtained by the Lender upon exercise of its rights and remedies hereunder, shall be applied to the amounts outstanding under this Agreement or any other Loan Document, after payment of any and all costs and expenses, fees and commission and taxes of such sale, collection or other realization, in accordance with the following:

(a) Any and all proceeds of any Collateral shall first be applied to the payment of any and all expenses, charges or other amounts which may be due and owing under this Agreement or the other Loan Documents; and

(b) Any and all proceeds of any Collateral remaining after application as provided in paragraph (a) above shall be applied to the payment of principal, interest or charges outstanding with respect to the Loans or under any Note or the other Loan Documents; and

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(c) Any surplus remaining after application as provided in paragraphs (a) and (b) above, shall be paid to the Borrower, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same.

ARTICLE VIII

GENERAL PROVISIONS

8.1 Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive delivery of any Note and the making of the Loans herein contemplated.

8.2 Termination of Security Interest and Related Obligations. In the event that the Loans are converted to an Intercompany Loan as provided for in Section 2.2 of this Agreement, the covenants set forth in Section 5.2 of this Agreement and any and all obligations of the Credit Party to provide security under or arising out of any other Loan Document shall terminate and the Holder will release the Collateral, except that any indemnities provided to the Lender in its capacity as "Lender" shall survive the termination of any provisions of this Agreement or any Loan Document.

8.3 Headings. Section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

8.4 Entire Agreement. The Loan Documents embody the entire agreement and understanding between the Credit Party and the Lender and supersede all prior agreements and understandings between the Credit Party and the Lender relating to the subject matter thereof.

8.5 No Third Party Beneficiary. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

8.6 Expenses. Upon the occurrence of a Default, and so long as a Default is continuing, the Credit Party shall pay to the Lender on demand all expenses reasonably incurred in connection with the collection and enforcement of all Obligations under the Loan Documents including, without limitation, all reasonable attorneys' fees, and all reasonable costs incurred by the Lender in connection with the collection and enforcement of the Obligations and in connection with any proceeding commenced by or against the Borrower under the U.S. Bankruptcy Code.

8.7 Severability of Provisions. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

8.8 Non-Liability of the Lender. The relationship between the Borrower and the Lender shall be solely that of borrower and lender. The Lender shall have no fiduciary responsibilities to the Credit Party. The Lender undertakes no responsibility to the Credit Party to review or inform the Credit Party of any matter in connection with any phase of the Credit Party's business or operations.

8.9 CHOICE OF LAW. THIS AGREEMENT AND THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE

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GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF SOUTH DAKOTA.

8.10 Jurisdiction/Jury Trial Waiver/Other Matters. (a) The Lender and the Credit Party acknowledge and agree that any controversy which may arise under this Agreement or the relationship of the Credit Party and the Lender established hereby, would be based upon difficult and complex issues. Accordingly, to the fullest extent permitted by law, the Credit Party and the Lender hereby waive trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced by or against the Credit Party arising out of this Agreement or by reason of any other cause or dispute whatsoever between the Credit Party and the Lender of any kind or nature. (b) The Credit party and the Lender agree that the United States District Court for Delaware or any state court located in the State of Delaware shall have jurisdiction to hear and determine any claims or disputes between the Credit Party and the Lender pertaining directly or indirectly to this Agreement or to any mater arising herefrom. The Credit Party expressly submits and consent in advance t such jurisdiction in any action or proceeding commenced in such court. The Credit party and the Lender waive any objection that they may now or hereafter have to the venue of any proceeding in any such court or that such proceeding was brought in an inconvenient forum and each agrees not to plead or claim the same. (c) The Credit Party hereby waives personal service of any summons and complaint, or other process or papers issued therein, and agrees that service of such summons and complaint, or other process or papers may be made by United States mail, postage prepaid addressed to the Credit Party at the address set forth below his or her signature hereto. Should the Credit party fail to appear or answer any summons, complaint, process or papers so served within thirty days after the mailing thereof, he or she shall be deemed in default and an order and/or judgment may be entered against him or her or her as prayed for in such summons, complaint, process or papers.

8.11 Further Assurances. The Credit Party at its own expense, shall do, make, execute and deliver all such additional and further acts, deeds, assurances, documents, instruments and certificates as the Lender may reasonably require, including, without limitation, (a) executing, delivering and filing financing statements and continuation statements under the Uniform Commercial Code of the State of Delaware, (b) obtaining governmental and other third party consents and approvals, and (c) obtaining waivers from mortgagees and landlords.

8.12 Successors and Assigns. The terms and provisions of this Agreement and the Loan Documents shall be binding upon and inure to the benefit of the Credit Party and the Lender and their respective successors and assigns, except that the Credit Party shall not have the right to assign its rights or obligations under the Loan Documents and any assignment in violation thereof shall be null and void.

8.13 Giving Notice. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed or delivered to such party at their addresses as follows (unless designated in writing to the other parties): (i) if to the Credit Party, at the address set forth below the Credit Party's name on the signature page hereto and (ii) if to the Lender, at the address set forth the Lender's name on the signature page hereto. Any notice, if mailed and properly addressed with postage prepaid, shall be deemed given three (3) Business Days after being sent; any notice, if transmitted by facsimile, shall be deemed given when transmitted.

8.14 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. Facsimiled and photocopied signatures to this Agreement shall be valid. This Agreement shall be effective when it has been executed by the Credit Party and the Lender.

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IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the date first above written.

O2DIESEL CORPORATION

By: ______________________
Name: ______________________
Title: ______________________
Address: 100 Commerce Drive Suite 301
Newark, Delaware 19713
Telephone: (302) 266-6000
Facsimile: (302) 266-7076

KL ENERGY CORPORATION

By: ______________________
Name: Randy Kramer
Title: President, CEO
Address: 1141 Rand Road Suite A
Rapid City, South Dakota 57702

Telephone: (605) 718-0372
Facsimile: (605) 718-1372

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